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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 24 January 1992, except for Note 17 -- Summary of Differences Between UK GAAP and US GAAP, as to which the date is 26 January 1994, with respect to the financial statements of Whitlenge Drink Equipment Limited included in the Proxy Statement of Scotsman Industries, Inc. which is made a part of Pre-Effective Amendment No. 3 to the Registration Statement (Form S-4 No. 33-52033) and related prospectus of Scotsman Industries, Inc. for the registration of 3,392,400 shares of its Common Stock, 3,392,400 of its Common Stock Purchase Rights, 2,000,000 shares of its Series A $0.62 Cumulative Convertible Preferred Stock and 1,000,000 shares of its Series B Cumulative Preferred Stock.

                                            ERNST & YOUNG
                                            Chartered Accountants

Birmingham, England
24 March, 1994